Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned directors and officers of DSW Inc., an Ohio corporation (the “Company”), hereby constitutes and appoints Douglas J. Probst and William L. Jordan, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-4 (the “Registration Statement”) relating to the registration of class A common shares of the Company, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, whether on Form S-4 or otherwise, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it. Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Michael R. MacDonald	President Chief Executive Officer and	May 19, 2011
Michael R. MacDonald	Director (Principal Executive Officer)

/s/ Douglas J. Probst Douglas J. Probst	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 19, 2011

/s/ Jay L. Schottenstein	Chairman of the Board and Director	May 19, 2011
Jay L. Schottenstein

/s/ Elaine J. Eisenman	Director	May 19, 2011
Elaine J. Eisenman

/s/ Carolee Friedlander	Director	May 19, 2011
Carolee Friedlander

/s/ Joanna T. Lau	Director	May 19, 2011
Joanna T. Lau

/s/ Roger S. Markfield	Director	May 19, 2011
Roger S. Markfield

/s/ Phillip B. Miller	Director	May 19, 2011
Philip B. Miller

/s/ James D. Robbins	Director	May 19, 2011
James D. Robbins

/s/ Harvey L. Sonnenberg	Director	May 19, 2011
Harvey L. Sonnenberg

/s/ Allan J. Tanenbaum	Director	May 19, 2011
Allan J. Tanenbaum